Exhibit 10.7

Anything herein to the contrary notwithstanding, the liens and security interests granted to Wilmington Trust, National Association, as Notes Collateral Agent, pursuant to the Indenture (as defined herein) and this Agreement, the exercise of any right or remedy by Wilmington Trust, National Association as Notes Collateral Agent hereunder and certain of the rights of the Holders of the Notes, are subject to the provisions of the Intercreditor Agreement dated as of May 2, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and between Wells Fargo Bank, National Association, as First Lien Agent and Wilmington Trust, National Association, Second Lien Agent. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of May 2, 2013, among the Persons listed on the signature pages hereof as “Grantors” and those additional entities that hereafter become parties hereto by executing the form of Joinder attached hereto as Annex 1 (each, a “Grantor” and collectively, the “Grantors”), and WILMINGTON TRUST, NATIONAL ASSOCIATION (“Wilmington”), in its capacity as collateral agent for the Secured Parties (as defined herein) (in such capacity, together with its successors and assigns in such capacity, “Notes Collateral Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain INDENTURE (as amended, restated, supplemented, or otherwise modified from time to time, the “Indenture”), by and among ERICKSON AIR-CRANE INCORPORATED, a Delaware corporation (“EAC”), certain subsidiaries of EAC as guarantors (the “Guarantors”), Notes Collateral Agent and Wilmington, in its capacity as trustee (in such capacity, together with its successors and assigns in such capacity, “Trustee”), EAC is issuing $400,000,000 aggregate principal amount of 8.25% Second Priority Senior Secured Notes due 2020 (together with any Additional Notes issued under the Indenture, the “Notes”); and

WHEREAS, certain of the Grantors and Notes Collateral Agent are or will be parties to one or more Aircraft and Engine Security Agreements, pursuant to which such Grantors have granted or will grant to Notes Collateral Agent, for the benefit of the Secured Parties, a security interest in, among other things, its Aircrafts and Engines as provided therein;

WHEREAS, Notes Collateral Agent has agreed to act as agent for the benefit of the Secured Parties in connection with the transactions contemplated by the Secured Documents;

WHEREAS, it is a condition to the issuance of the Notes that each Grantor executes and deliver the applicable Security Documents, including this Security Agreement; and

WHEREAS, from time to time after the date hereof, EAC may, subject to the terms and conditions of the Indenture and the Security Documents, incur Other Pari Passu Lien Obligations (including Additional Notes issued under the Indenture), that EAC desires to secure by the Collateral, the Aircraft, the Engines and the Spare Parts on a pari passu basis with the Notes as further provided under the Intercreditor Agreement.

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Construction.

(a) All initially capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Indenture. Any terms (whether capitalized or lower case) used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Indenture; provided that to the extent that the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

(i) “Account” means an account (as that term is defined in Article 9 of the Code).

(ii) “Additional Pari Passu Agent” shall mean the Person appointed to act as trustee, agent or representative for the holders of Other Pari Passu Lien Obligations pursuant to any Additional Pari Passu Agreement, and any permitted successors or assigns or replacement therefor.

(iii) “Additional Pari Passu Agreement” shall mean the indenture, credit agreement or other agreement under which any Other Pari Passu Lien Obligations (other than Additional Notes) are incurred and any notes or other instruments or agreements representing such Other Pari Passu Lien Obligations.

(iv) “Additional Pari Passu Debt Documents” shall mean any document, agreement or instrument executed and delivered with respect to any Other Pari Passu Lien Obligations.

(v) “Additional Pari Passu Joinder Agreement” shall mean an agreement substantially in the form of Exhibit G hereto.

(vi) “Aircraft” means any “aircraft” as defined in Section 40102 of the Federal Aviation Act.

(vii) “Aircraft and Engine Security Agreement” means (a) an aircraft and engine security agreement executed and delivered by EAC in favor of Notes Collateral Agent; (b) an aircraft and engine security agreement executed and delivered by Evergreen in favor of Notes Collateral Agent, (c) an aircraft and engine security agreement executed and delivered by Evergreen Alaska in favor of Notes Collateral Agent and (d) any other aircraft and security agreement executed and delivered by any other Grantor in favor of Notes Collateral Agent pursuant to the terms of this Agreement, in each case in substantially the form attached hereto as Exhibit E (or, after the Issue Date, in substantially the same form as is executed and delivered to the First Lien Agent).

(viii) “Airworthiness Certificate” means, with respect to any Aircraft, an Airworthiness Certificate issued by the FAA with respect to such Aircraft pursuant to the FARs, as the same now exists or may hereafter be amended, supplemented, renewed, extended, revised, or replaced.

(ix) “Agreement” has the meaning specified therefor in the preamble to this Agreement.

(x) “Applicable Authorized Representative” shall be the agent or other authorized representative representing the series of Indebtedness with the greatest outstanding aggregate principal amount. On the Issue Date, the Notes Collateral Agent will be the Applicable Authorized Representative.

(xi) “Books” means books and records (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to such Grantor’s business operations or financial condition, and each Grantor’s goods or General Intangibles related to such information).

(xii) “Brazil Subsidiary” means EAC do Brasil Parcipacoes Ltda.

(xiii) “Certificated Air Carrier” means an “air carrier” within the meaning of Section 41102(a) of Title 49 of the United States Code, as amended.

(xiv) “Chattel Paper” means chattel paper (as that term is defined in the Code), and includes tangible chattel paper and electronic chattel paper.

(xv) “Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Notes Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(xvi) “Collateral” has the meaning specified therefor in Section 3.

(xvii) “Collateral Access Agreement” has the meaning specified therefor in Section 7(j).

(xviii) “Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 1.

(xix) “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

(xx) “Copyrights” means any and all rights in any works of authorship, including (A) copyrights and moral rights, (B) copyright registrations and recordings thereof and all applications in connection therewith including those listed on Schedule 2, (C) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (D) the right to sue for past, present, and future infringements thereof, and (E) all of each Grantor’s rights corresponding thereto throughout the world.

(xxi) “Copyright Security Agreement” means each Copyright Security Agreement executed and delivered by Grantors, or any of them, and Notes Collateral Agent, in substantially the form of Exhibit A.

(xxii) “Deposit Account” means a deposit account (as that term is defined in the Code).

(xxiii) “Directing Creditors” has the meaning specified in Section 31.

(xxiv) “EAC” has the meaning specified therefor in the recitals to this Agreement.

(xxv) “Engine” means an “aircraft engine” as defined in Section 40102 of the Federal Aviation Act.

(xxvi) “Equipment” means equipment (as that term is defined in the Code).

(xxvii) “Event of Default” means, collectively, “Event of Default” as defined in the Indenture or as defined in any Additional Pari Passu Agreement.

(xxviii) “Evergreen” means Evergreen Helicopters, Inc., an Oregon corporation.

(xxix) “Evergreen Alaska” means Evergreen Helicopters of Alaska, Inc., an Alaska corporation.

(xxx) “Excluded Assets” has the meaning specified therefor in the Indenture.

(xxxi) “FAA” has the meaning specified therefor in the Indenture.

(xxxii) “FAA Certificates” mean, collectively, all certificates required by the FAA and the FARs for the manufacture, design, production, maintenance, use or sale of any Aircraft, including, with respect to any Grantor, each Airworthiness Certificate issued with respect to such Aircraft and each other certificate issued in favor of any Grantor under the FARs pursuant to which such Grantor maintains, operates or sells Aircrafts or Spare Parts, as the same now exists or may hereafter be amended, supplemented, renewed, extended, reissued, or replaced.

(xxxiii) “FAA Registration” means, as to any Aircraft, registration of the title to the Aircraft by and in the name of the Grantor with the FAA in accordance with the FARs.

(xxxiv) “FAA Security Recordation” means, with respect to any Aircraft, Engine, or Spare Part, the recordation of an Aircraft and Engine Security Agreement (or supplemental schedule thereto, as applicable) or Spare Parts Security Agreement (or supplemental schedule thereto, as applicable), as applicable, with the FAA in accordance with the FARs, which establishes a perfected Lien on such Aircraft, Engine, or Spare Part, as applicable, in favor of Notes Collateral Agent, for the benefit of the Secured Parties.

(xxxv) “Farm Products” means farm products (as that term is defined in the Code)

(xxxvi) “First Lien Agent” has the meaning specified therefor in the Intercreditor Agreement.

(xxxvii) “First Lien Documents” has the meaning specified therefor in the Intercreditor Agreement.

(xxxviii) “First Lien Security Agreement” has the meaning specified therefor in the Intercreditor Agreement.

(xxxix) “Fixtures” means fixtures (as that term is defined in the Code).

(xl) “General Intangibles” means general intangibles (as that term is defined in the Code), and includes payment intangibles, software, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, all FAA Certificates issued by the FAA to any Grantor (together with the underlying specifications) Intellectual Property, Intellectual Property Licenses, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

(xli) “Grantor” and “Grantors” have the respective meanings specified therefor in the preamble to this Agreement.

(xlii) “Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).

(xliii) “Guarantor” means each Grantor other than EAC.

(xliv) “Insolvency Proceeding” has the meaning ascribed thereto in the Intercreditor Agreement.

(xlv) “Intellectual Property” means any and all Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof.

(xlvi) “Intellectual Property Licenses” means, with respect to any Person (the “Specified Party”), (A) any licenses or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, and (B) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including (x) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Grantor pursuant to end-user licenses), (y) the license agreements listed on Schedule 3, and (z) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of the Secured Parties’ rights under the Secured Documents.

(xlvii) “International Interest” has the meaning ascribed thereto in the Cape Town Convention.

(xlviii) “Inventory” means inventory (as that term is defined in the Code).

(xlix) “Investment Property” means (A) any and all investment property (as that term is defined in the Code), and (B) any and all of the following (regardless of whether classified as investment property under the Code): all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.

(l) “IR Security Recordation” means, with respect to any Aircraft and Engine, the registration of one or more International Interests on the International Registry in accordance with the Cape Town Convention, which establishes a perfected Lien on the Aircraft or Engine, as applicable, in favor of Notes Collateral Agent, for the benefit of the Secured Parties.

(li) “Joinder” means each Joinder to this Agreement executed and delivered by Notes Collateral Agent and each of the other parties listed on the signature pages thereto, in substantially the form of Annex 1.

(lii) “Material Adverse Effect” means (a) a material adverse effect in the business, operations, results of operations, assets, liabilities or financial condition of the Issuer and its Subsidiaries, taken as a whole, (b) a material impairment of the Issuer’s and its Subsidiaries ability to perform their obligations under the Secured Documents to which they are parties or of the Secured Parties’ ability to enforce the Secured Obligations or realize upon all or a material portion of the Collateral (other than as a result of an action taken or not taken that is solely in the control of Notes Collateral Agent), or (c) a material impairment of the enforceability or priority of Notes Collateral Agent’s Liens with respect to all or a material portion of the Collateral.

(liii) “Negotiable Collateral” means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts and documents (as each such term is defined in the Code).

(liv) “Notes Collateral Agent” has the meaning specified therefor in the preamble to this Agreement.

(lv) “Obligations” has the meaning specified therefor in the Indenture.

(lvi) “Patents” means patents and patent applications, including (A) the patents and patent applications listed on Schedule 4, (B) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (C) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (D) the right to sue for past, present, and future infringements thereof, and (E) all of each Grantor’s rights corresponding thereto throughout the world.

(lvii) “Patent Security Agreement” means each Patent Security Agreement executed and delivered by Grantors, or any of them, and Notes Collateral Agent, in substantially the form of Exhibit B.

(lviii) “Payment in Full of First Lien Priority Debt” has the meaning specified therefor in the Intercreditor Agreement.

(lix) “Pledged Companies” means each Person listed on Schedule 5 as a “Pledged Company”, together with each other Person, all or a portion of whose Equity Interests are acquired or otherwise owned by a Grantor after the Issue Date.

(lx) “Pledged Interests” means all of each Grantor’s right, title and interest in and to all of the Equity Interests now owned or hereafter acquired by such Grantor, regardless of class or designation, including in each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Equity Interests, the right to receive any certificates representing any of the Equity Interests, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

(lxi) “Pledged Interests Addendum” means a Pledged Interests Addendum substantially in the form of Exhibit C.

(lxii) “Pledged Note” means the Term Loan Note dated May 2, 2013 made by Evergreen International Aviation, Inc. to the Issuer in the original principal amount of $6,150,000.00.

(lxiii) “Pledged Operating Agreements” means all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.

(lxiv) “Pledged Partnership Agreements” means all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

(lxv) “Proceeds” has the meaning specified therefor in Section 3.

(lxvi) “PTO” means the United States Patent and Trademark Office.

(lxvii) “Rescission” has the meaning specified therefor in Section 7(k).

(lxviii) “Secured Documents” means the Indenture, the Notes, the Intercreditor Agreement, the Security Documents and any Additional Pari Passu Debt Document.

(lxix) “Secured Obligations” means any principal, premium, interest (including any interest and fees accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest or fees is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under any of (a) the Indenture, the Notes (other than any Additional Notes except to the extent constituting Other Pari Passu Lien Obligations) and the Security Documents and (ii) any Additional Pari Passu Debt Document and other documentation relating to any Other Pari Passu Lien Obligations; provided that no obligations in respect of Other Pari Passu Lien Obligations (other than Additional Notes) shall constitute “Secured Obligations” unless the Additional Pari Passu Agent for the holders of such Other Pari Passu Lien Obligations has executed an Additional Pari Passu Joinder Agreement pursuant to which it has become a party to, and bound by, this Agreement and the Intercreditor Agreement.

(lxx) “Secured Parties” means, collectively, the Notes Collateral Agent, the Trustee, the Holders of the Notes, each Additional Pari Passu Agent and other holders of Secured Obligations.

(lxxi) “Securities Account” means a securities account (as that term is defined in the Code).

(lxxii) “Security Interest” has the meaning specified therefor in Section 3.

(lxxiii) “Spare Parts” means any “appliance” or “spare part” as defined in Section 40102 of the Federal Aviation Act.

(lxxiv) “Spare Parts Security Agreement” means a spare parts security agreement among one or more of the Grantors and the Notes Collateral Agent, in form suitable for filing with the FAA and otherwise in form reasonably satisfactory to the Notes Collateral Agent (or, after the Issue Date, in substantially the same form as is executed and delivered to the First Lien Agent).

(lxxv) “Supporting Obligations” means supporting obligations (as such term is defined in the Code), and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments or Investment Property.

(lxxvi) “Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (A) the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule 6, (B) all renewals thereof, (C) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (D) the right to sue for past, present and future infringements and dilutions thereof, (E) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (F) all of each Grantor’s rights corresponding thereto throughout the world.

(lxxvii) “Trademark Security Agreement” means each Trademark Security Agreement executed and delivered by Grantors, or any of them, and Notes Collateral Agent, in substantially the form of Exhibit D.

(lxxviii) “URL” means “uniform resource locator,” an internet web address.

(b) Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein or in the Secured Documents). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations shall mean (i) the payment or repayment in full in immediately available funds of (A) the principal amount of, and interest accrued with respect to, all outstanding Notes and Other Pari Passu Lien Obligations, together with the payment of any premium applicable to the repayment of the Notes and Other Pari Passu Lien Obligations, (B) all costs or expenses (including taxes and insurance premiums) required to be paid by the Issuer or its Subsidiaries under any of the Secured Documents and all expenses of Secured Parties that are required to be paid by the Issuer or its Subsdiaries under any of the Secured Documents that have accrued regardless of whether demand has been made therefor, (C) all fees or charges that have accrued hereunder or under any other Secured Documents, (ii) the receipt by Notes Collateral Agent of cash collateral in order to secure any other contingent Secured Obligations for which a claim or demand for payment has been made at such time or in respect of matters or circumstances known to Notes Collateral Agent at the time that are reasonably expected to result in any loss, cost, damage or expense (including attorneys fees and legal expenses), such cash collateral to be in such amount as Notes Collateral Agent reasonably determines is appropriate to secure such contingent Secured Obligations, and (iii) the payment or repayment in full in immediately available funds of all other Secured Obligations other than unasserted contingent indemnification obligations. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.

(c) All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2. [Intentionally Omitted]

3. Grant of Security. Each Grantor hereby unconditionally grants, assigns, and pledges to Notes Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest (hereinafter referred to as the “Security Interest”) in all of such Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (the “Collateral”):

(a) all of such Grantor’s Accounts;

(b) all of such Grantor’s Aircraft;

(c) all of such Grantor’s Books;

(d) all of such Grantor’s Chattel Paper;

(e) all of such Grantor’s Commercial Tort Claims;

(f) all of such Grantor’s Deposit Accounts;

(g) all of such Grantor’s Engines;

(h) all of such Grantor’s Equipment;

(i) all of such Grantor’s Farm Products;

(j) all of such Grantor’s Fixtures;

(k) all of such Grantor’s General Intangibles;

(l) all of such Grantor’s Inventory;

(m) all of such Grantor’s Investment Property;

(n) all of such Grantor’s Intellectual Property and Intellectual Property Licenses;

(o) all of such Grantor’s Negotiable Collateral (including the Pledged Note);

(p) all of such Grantor’s Pledged Interests (including all of such Grantor’s Pledged Operating Agreements and Pledged Partnership Agreements);

(q) all of such Grantor’s Securities Accounts;

(r) all of such Grantor’s Spare Parts;

(s) all of such Grantor’s Supporting Obligations;

(t) all of such Grantor’s money, Cash Equivalents, or other assets of such Grantor that now or hereafter come into the possession, custody, or control of Notes Collateral Agent (or its agent or designee) or any other Secured Parties; and

(u) all of the proceeds (as such term is defined in the Code) and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, Fixtures, General Intangibles, Inventory, Investment Property, Intellectual Property, Negotiable Collateral, Pledged Interests, Securities Accounts, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Grantor, the Trustee or the Notes Collateral Agent from time to time with respect to any of the Investment Property.

Notwithstanding anything contained in this Agreement to the contrary, the term “Collateral” shall not include any Excluded Assets.

Anything herein to the contrary notwithstanding, the Liens and Security Interests granted herein, the exercise of any right or remedy with respect thereto, and certain of the rights of the Secured Parties are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. Notwithstanding anything herein to the contrary, prior to the Payment in Full of First Lien Priority Debt, the requirements of this Agreement to deliver Collateral and any certificates, instruments or documents in relation thereto to the Notes Collateral Agent shall be deemed satisfied by delivery of such Collateral and such certificates, instruments or documents in relation thereto to the First Lien Agent (as bailee for the Notes Collateral Agent) as provided in the Intercreditor Agreement.

Each Grantor agrees that, in the event any Grantor, pursuant to any First Lien Documents, takes any action to grant or perfect a Lien in favor of the First Lien Agent in any assets (other than Second Lien Excluded Equity Interests (as defined in the Intercreditor Agreement), such Grantor shall also take such action to grant or perfect a Lien (subject to the Intercreditor Agreement) in favor of the Notes Collateral Agent to secure the Secured Obligations without request of the Notes Collateral Agent, including with respect to any property and real property in which a Grantor grants or perfects a Lien in favor of the First Lien Agent.

4. Security for Secured Obligations. The Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Notes Collateral Agent or the Secured Parties, but for the fact that they are unenforceable or not allowable (in whole or in part) as a claim in an Insolvency Proceeding involving any Grantor due to the existence of such Insolvency Proceeding.

5. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Notes Collateral Agent or any other Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) none of the Secured Parties shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of the Secured Parties be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Indenture, or any other Secured Document, Grantors shall have all rights in and to the Collateral, including the right of possession and enjoyment thereof, subject to and upon the terms hereof and of the Indenture and the other Secured Documents. Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Collateral consisting of Pledged Interests, including all voting, consensual, dividend, and distribution rights, shall remain in the applicable Grantor until (i) the occurrence and continuance of an Event of Default and (ii) Notes Collateral Agent has notified the applicable Grantor of Notes Collateral Agent’s election to exercise such rights with respect to the Pledged Interests pursuant to Section 16.

6. Representations and Warranties. In order to induce Notes Collateral Agent to enter into this Agreement for the benefit of the Secured Parties, each Grantor makes the following representations and warranties to the Secured Parties which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Issue Date and such representations and warranties shall survive the execution and delivery of this Agreement:

(a) The name (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of each Grantor is set forth on Schedule 7 (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Secured Documents).

(b) The chief executive office of each Grantor is located at the address indicated on Schedule 7 (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Secured Documents).

(c) Each Grantor’s tax identification numbers and organizational identification numbers, if any, are identified on Schedule 7 (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Secured Documents).

(d) As of the Issue Date, no Grantor and no Subsidiary of a Grantor holds any Commercial Tort Claims that exceed $200,000 in amount, except as set forth on Schedule 1.

(e) Set forth on Schedule 9 (as such Schedule may be updated from time to time subject to Sections 7(c) and 7(k)(iii) hereof) is a listing of all of Grantors’ Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

(f) Schedule 8 sets forth all Real Property owned by any of the Grantors as of the Issue Date.

(g) As of the Issue Date: (i) Schedule 2 provides a complete and correct list of all registered Copyrights owned by any Grantor, all applications for registration of Copyrights owned by any Grantor, and all other Copyrights owned by any Grantor and material to the conduct of the business of any Grantor; (ii) Schedule 3 provides a complete and correct list of all Intellectual Property Licenses entered into by any Grantor pursuant to which (A) any Grantor has provided any license or other rights in Intellectual Property owned or controlled by such Grantor to any other Person (other than non-exclusive licenses granted in the ordinary course of business) or (B) any Person has granted to any Grantor any license or other rights in Intellectual Property owned or controlled by such Person that is material to the business of such Grantor, including any Intellectual Property that is incorporated in any Inventory, software, or other product marketed, sold, licensed, or distributed by such Grantor; (iii) Schedule 4 provides a complete and correct list of all Patents owned by any Grantor and all applications for Patents owned by any Grantor; and (iv) Schedule 6 provides a complete and correct list of all registered Trademarks owned by any Grantor, all applications for registration of Trademarks owned by any Grantor, and all other Trademarks owned by any Grantor and material to the conduct of the business of any Grantor.

(h) (i) (A) each Grantor owns exclusively or holds licenses in all Intellectual Property that is necessary in or material to the conduct of its business, and (B) all employees and contractors of each Grantor who were involved in the creation or development of any Intellectual Property for such Grantor that is necessary in or material to the business of such Grantor (“Material IP”) have signed agreements containing assignment of Intellectual Property rights to such Grantor and obligations of confidentiality, or the Material IP was created in the ordinary course of employment and Grantor exclusively owns all right, title and interest in and to the Material IP through the work made for hire doctrine;

(ii) to each Grantor’s knowledge, no Person has infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights owned by such Grantor, in each case, that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect;

(iii) (A) to each Grantor’s knowledge, (1) such Grantor has never infringed or misappropriated and is not currently infringing or misappropriating any Intellectual Property rights of any Person, and (2) no product manufactured, used, distributed, licensed, or sold by or service provided by such Grantor has ever infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights of any Person, in each case, except where such infringement either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect, and (B) there are no infringement or misappropriation claims or proceedings pending, or to any Grantor’s knowledge, threatened in writing against any Grantor, and no Grantor has received any written notice or other communication of any actual or alleged infringement or misappropriation of any Intellectual Property rights of any Person, in each case, except where such infringement either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect;

(iv) to each Grantor’s knowledge, all registered Copyrights, registered Trademarks, and issued Patents that are owned by such Grantor and necessary in or material to the conduct of its business are valid, subsisting and enforceable and in compliance with all legal requirements, filings, and payments and other actions that are required to maintain such Intellectual Property in full force and effect,

(v) each Grantor has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all trade secrets owned by such Grantor that are necessary in or material to the conduct of the business of such Grantor;

(i) This Agreement creates a valid security interest in the Collateral of each Grantor, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings and other actions necessary or desirable to perfect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and Notes Collateral Agent, as secured party, in the jurisdictions listed next to such Grantor’s name on Schedule 11. Upon the making of such filings, Notes Collateral Agent shall have a second priority perfected security interest in the Collateral of each Grantor to the extent such security interest can be perfected by the filing of a financing statement, subject only to Liens granted to the First Lien Agent, Permitted Liens which are non-consensual Permitted Liens, Permitted Liens in respect of purchase money financings, or the interests of lessors under Capital Lease Obligations. Upon filing of any Copyright Security Agreement with the United States Copyright Office, filing of any Patent Security Agreement and any Trademark Security Agreement with the United States Patent and Trademark Office, and the filing of appropriate financing statements in the jurisdictions listed on Schedule 11, all action necessary to perfect the Security Interest in and on each Grantor’s Patents, Trademarks, or Copyrights has been taken and such perfected Security Interest is enforceable as such as against any and all creditors of and purchasers from any Grantor.

(j) (i) Except for the Security Interest created hereby, each Grantor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Interests indicated on Schedule 5 as being owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the Issue Date; (ii) all of the Pledged Interests consisting of Equity Interests are duly authorized, validly issued, fully paid and nonassessable and such Pledged Interests constitute or will constitute the percentage of the issued and outstanding Equity Interests of the Pledged Companies of such Grantor identified on Schedule 5 as supplemented or modified by any Pledged Interests Addendum or any Joinder to this Agreement; (iii) such Grantor has the right and requisite authority to pledge the Collateral consisting of Investment Property; (iv) except to the extent otherwise excused by this Agreement, all actions necessary to perfect and establish the Notes Collateral Agent’s second priority Liens in the Collateral consisting of Investment Property, and the proceeds thereof, will have been duly taken, upon (A) the execution and delivery of this Agreement; (B) the taking of possession by Notes Collateral Agent (or First Lien Agent as bailee pursuant to the Intercreditor Agreement) of any certificates representing the Collateral consisting of Pledged Interests, together with undated powers (or other documents of transfer acceptable to Notes Collateral Agent) endorsed in blank by the applicable Grantor; and (C) the filing of financing statements in the applicable jurisdiction set forth on Schedule 11 for such Grantor with respect to the Collateral consisting of Pledged Interests of such Grantor that are not represented by certificates; and (v) except to the extent otherwise provided in Section 4.28 of the Indenture, each Grantor has delivered to and deposited with Notes Collateral Agent (or First Lien Agent as bailee pursuant to the Intercreditor Agreement) all certificates representing the Collateral consisting of Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers (or other documents of transfer acceptable to Notes Collateral Agent) endorsed in blank with respect to such certificates; provided that no Grantor will be required to take any action to perfect by control over deposit accounts or securities accounts and control agreements shall not be required with respect to any deposit accounts or securities accounts. None of the Pledged Interests owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(k) No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, or (ii) for the exercise by Notes Collateral Agent of the voting or other rights provided for in this Agreement with respect to the Collateral consisting of Investment Property or the remedies in respect of the Collateral pursuant to this Agreement, except (A) as may be required in connection with such disposition of Investment Property by laws affecting the offering and sale of securities generally, (B) the filing of financing statements, (C) FAA Security Recordations and IR Security Recordations, (D) the filing of the Trademark Security Agreement, Patent Security Agreement, and Copyright Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, (E) the consents, approvals, authorizations, filings or other orders or actions that have been obtained or given (as applicable) and that are still in force, and (F) as may be required by the Intercreditor Agreement. No Intellectual Property License of any Grantor that is necessary in or material to the conduct of such Grantor’s business requires any consent of any other Person that has not been obtained in order for such Grantor to grant the security interest granted hereunder in such Grantor’s right, title or interest in or to such Intellectual Property License.

(j) As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement that are part of the Collateral, each Grantor hereby represents and warrants that the Pledged Interests issued pursuant to such agreement (A) are not dealt in or traded on securities exchanges or in securities markets, (B) do not constitute investment company securities, and (C) are not held by such Grantor in a Securities Account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement (in each case to the extent constituting Collateral), provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

7. Covenants. Each Grantor, jointly and severally, covenants and agrees with Notes Collateral Agent that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 23:

(a) Possession of Collateral. Subject to Section 4.28 to the Indenture with respect to Pledged Interests set forth on Schedule 5 as of the Issue Date, in the event that any Collateral, including Proceeds, is evidenced by or consists of Negotiable Collateral, Investment Property, or Chattel Paper having an aggregate value or face amount of $1,000,000 or more for all such Negotiable Collateral, Investment Property, or Chattel Paper, the Grantors shall promptly (and in any event within ten (10) Business Days after acquisition thereof (or, prior to the Payment in Full of First Lien Priority Debt, such longer period agreed to in writing by the First Lien Agent)), notify Notes Collateral Agent thereof, and if and to the extent that perfection or priority of Notes Collateral Agent’s Security Interest is dependent on or enhanced by possession, the applicable Grantor, promptly (and in any event within ten (10) Business Days (or, prior to the Payment in Full of First Lien Priority Debt, such longer period agreed to in writing by the First Lien Agent)) after request by Notes Collateral Agent, shall execute such other documents and instruments as shall be requested by Notes Collateral Agent or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Property, or Chattel Paper to Notes Collateral Agent, together with such undated powers (or other relevant document of transfer acceptable to Notes Collateral Agent) endorsed in blank as shall be necessary, and shall do such other acts or things necessary to protect Notes Collateral Agent’s Security Interest therein;

(b) Chattel Paper.

(i) Promptly (and in any event within ten (10) Business Days (or, prior to the Payment in Full of First Lien Priority Debt, such longer period agreed to in writing by the First Lien Agent)), each Grantor shall take all steps reasonably necessary to grant Notes Collateral Agent control of all Collateral consisting of electronic Chattel Paper in accordance with the Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction, to the extent that the aggregate value or face amount of such electronic Chattel Paper equals or exceeds $1,000,000;

(ii) If any Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby and by the Indenture) constituting Collateral, such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interest of Wilmington Trust, National Association, as Notes Collateral Agent for the benefit of the Secured Parties under that certain Security Agreement dated as of May 2, 2013”;

(c) Letter-of-Credit Rights. If the Grantors (or any of them) are or become the beneficiary of (i) any letter of credit with a term of 12 months or more, or (b) any letters of credit with a term of less than 12 months having a face amount or value of $7,500,000 or more in the aggregate, then the applicable Grantor or Grantors shall promptly (and in any event within ten (10) Business Days after becoming a beneficiary (or, prior to the Payment in Full of First Lien Priority Debt, such longer period as agreed to in writing by the First Lien Agent)), notify Notes Collateral Agent thereof and, promptly (and in any event within ten (10) Business Days (or, prior to the Payment in Full of First Lien Priority Debt, such longer period agreed to in writing by the First Lien Agent)) enter into a tri-party agreement with Notes Collateral Agent and the issuer or confirming bank with respect to letter-of-credit rights assigning such letter-of-credit rights to Notes Collateral Agent and directing all payments thereunder to an account designated by Notes Collateral Agent, all in form and substance reasonably satisfactory to Notes Collateral Agent.

(d) Commercial Tort Claims. If the Grantors (or any of them) obtain Commercial Tort Claims having a value, or involving asserted claims, in the amount of $200,000 or more in the aggregate for all Commercial Tort Claims, then the applicable Grantor or Grantors shall promptly (and in any event within ten (10) Business Days of obtaining such Commercial Tort Claim (or, prior to the Payment in Full of First Lien Priority Debt, such longer period agreed to in writing by the First Lien Agent)), notify Notes Collateral Agent upon incurring or otherwise obtaining any such Commercial Tort Claims and, promptly (and in any event within ten (10) Business Days (or, prior to the Payment in Full of First Lien Priority Debt, such longer period agreed to in writing by the First Lien Agent)) amend Schedule 1 to describe such Commercial Tort Claims in a manner that reasonably identifies such Commercial Tort Claims, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things deemed necessary to give Notes Collateral Agent a second priority, perfected security interest in any such Commercial Tort Claim;

(e) Government Contracts. Subject to Section 4.28 of the Indenture, if any Account or Chattel Paper constituting Collateral arises out of a contract with the United States of America or any department, agency, or instrumentality thereof and such contract has a value of $500,000 or more, Grantors shall promptly (and in any event within ten (10) Business Days of the creation thereof (or, prior to the Payment in Full of First Lien Priority Debt, such longer period agreed to in writing by the First Lien Agent)) notify Notes Collateral Agent thereof and, promptly (and in any event within ten (10) Business Days (or, prior to the Payment in Full of First Lien Priority Debt, such longer period agreed to in writing by the First Lien Agent)) to the extent required by the Indenture or otherwise requested by the First Lien Agent pursuant to the First Lien Security Agreement or any other First Lien Document, execute any instruments or take any other steps required in order that all moneys due or to become due under such contract or contracts shall be assigned to Notes Collateral Agent, for the benefit of the Secured Parties, and shall, subject to the terms of the Intercreditor Agreement, provide written notice thereof under the Assignment of Claims Act, in each case to the extent required by the Indenture or in connection with the Notes Collateral Agent’s exercise of remedies pursuant to the terms of this Agreement;

(f) Intellectual Property.

(i) In order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office, each Grantor holding Patents, Trademarks or Copyrights, as applicable, shall execute and deliver to Notes Collateral Agent one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements in accordance with Section 9(b) to further evidence Notes Collateral Agent’s Lien on such Grantor’s Patents, Trademarks, or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby;

(ii) Each Grantor shall have the duty, with respect to Intellectual Property that is necessary in or material to the conduct of such Grantor’s business, to protect and diligently enforce and defend at such Grantor’s expense such Intellectual Property, including (A) to diligently enforce and defend, including suing for infringement, misappropriation, or dilution and to recover appropriate damages for such infringement, misappropriation, or dilution, and filing for opposition, interference, and cancellation against conflicting Intellectual Property rights of any Person, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement, (D) to take all reasonable and necessary action to preserve and maintain all of such Grantor’s Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of noncontestability, and (E) to require all employees, consultants, and contractors of each Grantor who were involved in the creation or development of such Intellectual Property to sign agreements containing assignment of Intellectual Property rights and obligations of confidentiality. Each Grantor further agrees not to abandon any Intellectual Property or Intellectual Property License that is necessary in or material to the conduct of such Grantor’s business. Each Grantor hereby agrees to take the steps described in this Section 7(g)(ii) with respect to all new or acquired Intellectual Property to which it or any of its Subsidiaries is now or later becomes entitled that is necessary in or material to the conduct of such Grantor’s business;

(iii) Grantors acknowledge and agree that the Secured Parties shall have no duties with respect to any Intellectual Property or Intellectual Property Licenses of any Grantor. Without limiting the generality of this Section 7(g)(iii), Grantors acknowledge and agree that no Secured Party shall be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property or Intellectual Property Licenses against any other Person, but any Secured Party may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of EAC;

(iv) [Intentionally Omitted.]

(v) In the case of such registrations or applications therefor, which are acquired by any Grantor, each such Grantor shall file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Intellectual Property. In each of the foregoing cases, the applicable Grantor shall promptly cause to be prepared, executed, and delivered to Notes Collateral Agent supplemental schedules to the applicable Secured Documents to identify such Patent, Trademark and Copyright registrations and applications therefor (with the exception of Trademark applications filed on an intent-to-use basis for which no statement of use or amendment to allege use has been filed) and Intellectual Property Licenses as being subject to the security interests created thereunder;

(vi) Anything to the contrary in this Agreement notwithstanding, in no event shall any Grantor, either itself or through any agent, employee, licensee, or designee, file an application for the registration of any Copyright with the United States Copyright Office or any similar office or agency in another country without giving Notes Collateral Agent written notice thereof at least five (5) Business Days prior to such filing and complying with Section 7(g)(i). Upon receipt from the United States Copyright Office of notice of registration of any Copyright, each Grantor shall promptly (but in no event later than ten (10) Business Days following such receipt) notify Notes Collateral Agent of such registration by delivering, or causing to be delivered, to Notes Collateral Agent, documentation sufficient for Notes Collateral Agent to perfect Notes Collateral Agent’s Liens on such Copyright. If any Grantor acquires from any Person any Copyright registered with the United States Copyright Office or an application to register any Copyright with the United States Copyright Office, such Grantor shall promptly (but in no event later than ten (10) Business Days following such acquisition) notify Notes Collateral Agent of such acquisition and deliver, or cause to be delivered, to Notes Collateral Agent, documentation sufficient for Notes Collateral Agent to perfect Notes Collateral Agent’s Liens on such Copyright. In the case of such Copyright registrations or applications therefor which were acquired by any Grantor, each such Grantor shall promptly (but in no event later than ten (10) Business Days following such acquisition) file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Copyrights;

(vii) Each Grantor shall take reasonable steps to maintain the confidentiality of, and otherwise protect and enforce its rights in, the Intellectual Property that is necessary in or material to the conduct of such Grantor’s business, including, as applicable (A) protecting the secrecy and confidentiality of its material confidential information and material trade secrets by having and enforcing a policy requiring all current employees, consultants, licensees, vendors and contractors with access to such information to execute appropriate confidentiality agreements; and (B) taking actions reasonably necessary to ensure that no material trade secret falls into the public domain; and

(viii) No Grantor shall enter into any Intellectual Property License necessary to the conduct of its business to receive any license or rights in any Intellectual Property of any other Person unless such Grantor has used commercially reasonable efforts to permit the assignment of or grant of a security interest in such Intellectual Property License (and all rights of Grantor thereunder) to Notes Collateral Agent (and any transferees of Notes Collateral Agent); and

(g) Investment Property.

(i) If any Grantor shall acquire, obtain, or receive any Pledged Interests (constituting both Equity Interests and Collateral) after the Issue Date, it shall promptly (and in any event within twenty (20) days of acquiring or obtaining such Collateral) deliver to Notes Collateral Agent a duly executed Pledged Interests Addendum identifying such Pledged Interests;

(ii) Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, all sums of money and property paid or distributed in respect of the Investment Property constituting Collateral that are received by any Grantor shall be held by the Grantors in trust for the benefit of Notes Collateral Agent segregated from such Grantor’s other property, and such Grantor shall deliver it forthwith to Notes Collateral Agent in the exact form received;

(iii) Each Grantor shall promptly deliver to Notes Collateral Agent a copy of each material written notice or other material written communication received by it in respect of any Pledged Interests constituting Collateral;

(iv) No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Collateral consisting of Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Collateral consisting of Pledged Interests if the same is prohibited pursuant to the Secured Documents;

(v) Each Grantor agrees that it will cooperate with Notes Collateral Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law to effect the perfection of the Security Interest on the Investment Property constituting Collateral or, upon the occurrence and during the continuance of an Event of Default, to effect any sale or transfer thereof;

(vi) As to all Collateral consisting of limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby covenants that such Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a securities account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement (in each case to the extent constituting Collateral), provide or shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

(h) Real Property; Fixtures. Each Grantor covenants and agrees that upon the acquisition of any fee interest in Real Property having a fair market value in excess of $2,500,000 it will promptly (and in any event within ten (10) Business Days of acquisition) notify Notes Collateral Agent of the acquisition of such Real Property and, to the extent requested by the First Lien Agent (or after the Payment in Full of First Lien Priority Debt, no later than 90 days after the acquisition of the fee interest in such Real Property) will, upon Notes Collateral Agent’s written request, grant to Notes Collateral Agent, for the benefit of the Secured Parties, a second priority Mortgage on each fee interest in such Real Property and shall deliver such other documentation and opinions, in form and substance satisfactory to Notes Collateral Agent, in connection with the grant of such Mortgage as Notes Collateral Agent shall request in its reasonable discretion, including title insurance policies, financing statements, fixture filings and environmental audits and such Grantor shall pay all recording costs, intangible taxes and other fees and costs (including reasonable attorneys fees and expenses) incurred in connection therewith. Each Grantor acknowledges and agrees that, to the extent permitted by applicable law, all of the Collateral shall remain personal property regardless of the manner of its attachment or affixation to real property;

(i) Transfers and Other Liens. Grantors shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as expressly permitted by the Indenture or the other Secured Documents, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any Grantor, except for Permitted Liens. The inclusion of Proceeds in the Collateral shall not be deemed to constitute Notes Collateral Agent’s consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Secured Documents;

(j) Collateral Access Agreements. Each Grantor shall use commercially reasonable effort to obtain, within the time periods required by the Indenture and/or the Credit Agreement and to the extent required by Indenture and/or the Credit Agreement, a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Grantor’s or its Subsidiaries’ books and records, Equipment, or Inventory, in each case, in substantially the same form as delivered to the First Lien Agent.

(k) Name, Etc. No Grantor will change its legal name, organizational identification number, jurisdiction of organization or organizational identity; provided, that any Grantor may change its legal name upon at least 10 days prior written notice to Notes Collateral Agent of such change.

(l) Aircraft and Engine Collateral.

(i) Within the time periods required by Section 4.28 of the Indenture, each applicable Grantor shall execute and deliver to Notes Collateral Agent an Aircraft and Engine Security Agreement. Each Grantor shall provide notice to Notes Collateral Agent within ten (10) Business Days of any acquisition of any Aircraft or Engine after the date hereof. Except as provided in Section 7(l)(ii) below, each Grantor who now owns or hereafter acquires any Aircraft or Engine shall within sicty (60) days of the latter of (x) date hereof and (y) the acquisition thereof:

(1) execute and deliver to Notes Collateral Agent an Aircraft and Engine Security Agreement (or a supplement to an existing Aircraft and Engine Security Agreement of such Grantor);

(2) deliver to Notes Collateral Agent (I) copies and other evidence reasonably requested by Notes Collateral Agent to evidence a FAA Security Recordation and IR Security Recordation of such Aircraft or Engine, and (II) evidence satisfactory to Notes Collateral Agent indicating the termination and release of all existing Liens (other than any Permitted Liens) on such Aircraft or Engine (including applicable filings with the FAA to effect such release);

(3) deliver to Notes Collateral Agent, a legal opinion with respect to such Aircraft or Engine issued by a Person satisfactory to Notes Collateral Agent which (I) indicates that such Aircraft or Engine is owned by such Grantor free and clear of any encumbrances recorded with the FAA or registered on the International Registry (other than Permitted Liens), and that, for such Aircraft or Engine, (A) an FAA Registration and FAA Security Recordation has been effected with the FAA and (B) an IR Security Recordation has been effected with the International Registry, and (II) is otherwise in form and substance reasonably satisfactory to Notes Collateral Agent; and

(4) execute and deliver to Notes Collateral Agent, such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by Notes Collateral Agent;

(ii) In the event that a Grantor purchases or acquires Aircraft or Engines with proceeds of Indebtedness in respect of purchase money financing subject to a Lien permitted under clauses (1), (2), (6) or (17) of the definition Permitted Liens (such Indebtedness, “Permitted Purchase Money Indebtedness”) and such Aircraft or Engine is subject to a Lien in favor of the provider of such Permitted Purchase Money Indebtedness, such Grantor shall not be required to satisfy any of the requirements set forth in Section 7(l)(i) with respect to such Aircraft or Engine to the extent that (A) the contract for such purchase money financing expressly prohibits the valid grant of a security interest or Lien (other than the security interest or Lien securing such Permitted Purchase Money Indebtedness) on such Aircraft or Engine (and any accessions, fixtures, and attachments thereto) and (B) such prohibition has not been waived or the consent of the provider of such Permitted Purchase Money Indebtedness has not been obtained; provided, that the foregoing exclusion (1) shall not apply when such prohibition is no longer in effect, and (2) shall not limit, impair, or otherwise affect Notes Collateral Agent’s continuing security interests in and Liens upon any rights or interests of any Grantor in or to any proceeds, substitutions, or replacements of such Aircraft or Engine (and any accessions, fixtures, and attachments thereto), to the extent not covered, or to the extent permitted if covered, by the Lien securing such Permitted Purchase Money Indebtedness;

(iii) Each Grantor shall comply with the provisions of each Aircraft and Engine Security Agreement to which it is a party;

(m) Spare Parts Collateral.

(i) Except as provided in Section 7(m)(ii) below, each Grantor who (x) now owns or hereafter acquires any Spare Part and is a Certificated Air Carrier or (y) now or hereafter is maintaining any of its Spare Parts on behalf of a Certificated Air Carrier, shall within sixty (60) days after the later of (x) the date hereof , and (y) acquisition thereof:

(1) execute and deliver to Notes Collateral Agent a Spare Parts Security Agreement (or a supplement to an existing Spare Parts Security Agreement to which such Grantor is party);

(2) deliver to Notes Collateral Agent (I) copies and other evidence reasonably requested by Notes Collateral Agent to evidence a FAA Security Recordation of such Spare

Part(s), and (II) evidence satisfactory to Notes Collateral Agent indicating the termination and release of all existing Liens (other than Permitted Liens) on such Spare Part(s) (including applicable filings with the FAA to effect such release);

(3) deliver to Notes Collateral Agent an opinion with respect to such Spare Part(s) issued by a Person satisfactory to Notes Collateral Agent which (I) indicates that, for such Spare Part(s), an FAA Security Recordation has been effected with the FAA, and (II) is otherwise in form and substance reasonably satisfactory to Notes Collateral Agent;

(4) execute and deliver to Notes Collateral Agent such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by Notes Collateral Agent;

(ii) In the event that a Grantor purchases or acquires Spare Parts with proceeds of Permitted Purchase Money Indebtedness and such Spare Part is subject to a Lien in favor of the provider of such Permitted Purchase Money Indebtedness, such Grantor shall not be required to satisfy any of the requirements set forth in Section 7(m)(i) with respect to such Spare Parts to the extent that (A) the contract for such Permitted Purchase Money Indebtedness expressly prohibits the valid grant of a security interest or Lien (other than the security interest or Lien securing such Permitted Purchase Money Indebtedness) on such Spare Parts (and any accessions, fixtures, and attachments thereto) and (B) such prohibition has not been waived or the consent of the provider of such Permitted Purchase Money Indebtedness has not been obtained; provided, that the foregoing exclusion (1) shall not apply when such prohibition is no longer in effect, and (2) shall not limit, impair, or otherwise affect Notes Collateral Agent’s continuing security interests in and Liens upon any rights or interests of any Grantor in or to any proceeds, substitutions, or replacements of such Spare Parts (and any accessions, fixtures, and attachments thereto), to the extent not covered, or to the extent permitted if covered, by the Lien securing such Permitted Purchase Money Indebtedness; and

(iii) Each Grantor that is not a Certificated Air Carrier shall provide written notice to Notes Collateral Agent within ten (10) Business Days of any date after the date hereof on which it is maintaining any Spare Parts on behalf of a Certificated Air Carrier. Each Grantor that becomes a Certificated Air Carrier after the date hereof shall forthwith notify Notes Collateral Agent.

(iv) Each such Grantor shall comply with the provisions of any Spare Parts Security Agreement to which it is a party.

(n) Pledged Note. Grantors shall provide to the Notes Collateral Agent copies of all material written notices (including notices of default) given or received with respect to the Pledged Note promptly after giving or receiving such notice.

8. Relation to Other Secured Documents. The provisions of this Agreement shall be read and construed with the other Secured Documents referred to below in the manner so indicated.

(a) Indenture; Additional Pari Passu Agreement. In the event of any conflict between any provision in this Agreement and a provision in the Indenture, such provision of the Indenture shall control. In the event of any conflict between any provision in this Agreement and a provision in an Additional Pari Passu Agreement, such provision of such Additional Pari Passu Agreement shall control.

(b) Patent, Trademark, Copyright Security Agreements. The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements

are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements, or the Patent Security Agreements shall limit any of the rights or remedies of Notes Collateral Agent hereunder. In the event of any conflict between any provision in this Agreement and a provision in a Copyright Security Agreement, Trademark Security Agreement or Patent Security Agreement, such provision of this Agreement shall control.

(c) Spare Parts Security Agreement and Aircraft and Engine Security Agreements. The provisions of each Spare Parts Security Agreement and each Aircraft and Engine Security Agreement are supplemental to the provisions of this Agreement, and nothing contained in any Spare Parts Security Agreement or any Aircraft and Engine Security Agreement shall limit any of the rights or remedies of Notes Collateral Agent hereunder. In the event of any actual, irreconcilable conflict that cannot be resolved between the Aircraft and Engine provisions of this Agreement and the Aircraft and Engine Security Agreement, the provisions of such Aircraft and Engine Security Agreement shall control and govern. In the event of any actual, irreconcilable conflict that cannot be resolved between the Spare Parts provisions of this Agreement and any Spare Parts Security Agreement, the provisions of such Spare Parts Security Agreement shall control and govern. Each Grantor that executes and delivers an Aircraft and Engine Security Agreement shall be permitted to operate Aircraft in foreign jurisdictions as contemplated by Section 3.9 thereof to the extent that such Grantor is otherwise in compliance with such Section 3.9. The location and operation of any such Aircraft in a foreign jurisdiction as contemplated by such Section 3.9 shall not be deemed a breach of or default under any covenant, representation or warranty under this Agreement so long as such Grantor is otherwise in compliance with such Section 3.9.

9. Further Assurances.

(a) Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary under applicable law or that Notes Collateral Agent may reasonably request, in order to perfect and protect the Security Interest granted hereby, to create, perfect or protect the Security Interest purported to be granted hereby or to enable Notes Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

(b) Each quarter, at the time of delivery of quarterly financial statements with respect to the preceding fiscal quarter pursuant to Section 3.10 of the Indenture, the Issuer shall deliver to the Collateral Agent with respect to itself and each Grantor (x) the information required pursuant to Sections 1 through 4, 9 through 12, 14 and 16 of the Perfection Certificate and (y) a duly executed Trademark Security Agreement, Copyright Security Agreement or Patent Security Agreement, as applicable, with respect to all Collateral consisting of Intellectual Property obtained after the Issue Date by a Grantor and owned by such Grantor as of the last day of the prior fiscal quarter and as of the date of such Trademark Security Agreement, Copyright Security Agreement or Patent Security Agreement that is a registered Patent (or published application therefor), registered Trademark (or application therefor) or a registered Copyright which is registered or pending with, as applicable, the United States Patent and Trademark Office or the United States Copyright Office, to the extent that such After-Acquired Intellectual Property is not covered by any previous Trademark Security Agreement, Copyright Security Agreement or Patent Security Agreement so signed and delivered by it and (ii) annually, the Issuer shall deliver to the Notes Collateral Agent the information required pursuant to Sections 13 and 15 of the Perfection Certificate, or confirm that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 9(b).

(c) Each Grantor authorizes the filing by Notes Collateral Agent of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to Notes Collateral Agent such other instruments or notices, as Notes Collateral Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.

(d) Each Grantor authorizes Notes Collateral Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance (it being understood that the Notes Collateral Agent is not obligated to make any such filings). Each Grantor shall (a) file all financing statements, amendments or continuation statements under the Code necessary to perfect the security interests granted under this Agreement and each other Security Document and (b) file with the United States Patent and Trademark Office or the United States Copyright Office Trademark Security Agreements, Copyright Security Agreements and Patent Security Agreement to the extent, and within the time periods, required by Section 9(b) of this Agreement. Each Grantor also hereby ratifies any and all financing statements or amendments previously filed by Notes Collateral Agent in any jurisdiction.

(e) Each Grantor acknowledges that it is not authorized to file any termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Notes Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.

(f) Each Grantor acknowledges that whether such Grantor has used commercially reasonable efforts as required under this Agreement, the Indenture or any Secured Document will be determined solely by the Issuer (not the Notes Collateral Agent) and shall be set forth in an Officers’ Certificate delivered to the Trustee and the Notes Collateral Agent, upon which the Trustee and the Notes Collateral Agent may conclusively rely.

10. Notes Collateral Agent’s Right to Perform Contracts, Exercise Rights, etc. Upon the occurrence and during the continuance of an Event of Default, Notes Collateral Agent (or its designee) (a) may proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could, (b) shall have the right to use any Grantor’s rights under Intellectual Property Licenses in connection with the enforcement of Notes Collateral Agent’s rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses, and (c) shall have the right to request that any Equity Interests that are pledged hereunder be registered in the name of Notes Collateral Agent or any of its nominees.

11. Notes Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints Notes Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing, to take any action and to execute any instrument which Notes Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Grantor;

(b) to receive and open all mail addressed to such Grantor and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of Notes Collateral Agent;

(c) to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

(d) to file any claims or take any action or institute any proceedings which Notes Collateral Agent may deem necessary or desirable for the collection of any of the Collateral of such Grantor or otherwise to enforce the rights of Notes Collateral Agent with respect to any of the Collateral;

(e) to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor;

(f) to use any Intellectual Property or Intellectual Property Licenses of such Grantor, including but not limited to any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, or advertising matter, in preparing for sale, advertising for sale, or selling Inventory or other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor; and

(g) Notes Collateral Agent, on behalf of the Secured Parties, shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Intellectual Property and Intellectual Property Licenses and, if Notes Collateral Agent shall commence any such suit, the appropriate Grantor shall, at the request of Notes Collateral Agent, do any and all lawful acts and execute any and all proper documents reasonably required by Notes Collateral Agent in aid of such enforcement.

To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.

12. Notes Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, Notes Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Notes Collateral Agent incurred in connection therewith shall be payable, jointly and severally, by Grantors.

13. Notes Collateral Agent’s Duties. The powers conferred on Notes Collateral Agent hereunder are solely to protect Notes Collateral Agent’s interest in the Collateral, for the benefit of the Secured Parties, and shall not impose any duty upon Notes Collateral Agent to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Notes Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Notes Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Notes Collateral Agent accords its own property. The Notes Collateral Agent shall have no obligation to enter in any agreements contemplated by this Agreement (including, without limitation, Collateral Access Agreements) and shall have the right to decline signing such an agreement if, after being advised by counsel, the Notes Collateral Agent determines in good faith that such action would expose the Notes Collateral Agent or Trustee to an obligation to personally provide indemnity or if doing so is not consistent with its rights, privileges, protections and immunities set forth in the Indenture or the Secured Documents.

14. Collection of Accounts, General Intangibles and Negotiable Collateral. At any time upon the occurrence and during the continuance of an Event of Default, Notes Collateral Agent or Notes Collateral Agent’s designee may (a) notify Account Debtors of any Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral of such Grantor have been assigned to Notes Collateral Agent, for the benefit of the Secured Parties, or that Notes Collateral Agent has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral of any Grantor directly, and any collection costs and expenses shall constitute part of such Grantor’s Secured Obligations under the Secured Documents.

15. Disposition of Pledged Interests by Notes Collateral Agent. None of the Pledged Interests existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Each Grantor understands that in connection with such disposition, Notes Collateral Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Collateral consisting of Pledged Interests than if such Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market. Each Grantor, therefore, agrees that: (a) if Notes Collateral Agent shall, pursuant to the terms of this Agreement, sell or cause the Collateral consisting of Pledged Interests or any portion thereof to be sold at a private sale, Notes Collateral Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that Notes Collateral Agent has handled the disposition in a commercially reasonable manner.

16. Voting and Other Rights in Respect of Pledged Interests.

(a) Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuation of an Event of Default, (i) Notes Collateral Agent may, at its option, and with two (2) Business Days prior notice to any Grantor, and in addition to all rights and remedies available to Notes Collateral Agent under any other agreement, at law, in equity, or otherwise, exercise all voting rights, or any other ownership or consensual rights (including any dividend or distribution rights) in respect of the Pledged Interests constituting Collateral owned by such Grantor, but under no circumstances is Notes Collateral Agent obligated by the terms of this Agreement to exercise such rights, and (ii) if Notes Collateral Agent duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints Notes Collateral Agent, such Grantor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner Notes Collateral Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney and proxy granted hereby is coupled with an interest and shall be irrevocable.

(b) For so long as any Grantor shall have the right to vote the Pledged Interests constituting Collateral owned by it, such Grantor covenants and agrees that it will not, without the prior written consent of Notes Collateral Agent, vote or take any consensual action with respect to such Pledged Interests which would materially adversely affect the rights of Notes Collateral Agent or the other Secured Parties.

17. Remedies. Upon the occurrence and during the continuance of an Event of Default:

(a) Notes Collateral Agent may, and, at the instruction of the Secured Parties pursuant to clause (g) below and the provision of indemnity and security satisfactory to the Notes Collateral Agent delivered in accordance with the Indenture, shall exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Secured Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, Notes Collateral Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of Notes Collateral Agent forthwith, assemble all or part of the Collateral as directed by Notes Collateral Agent and make it available to Notes Collateral Agent at one or more locations where such Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Notes Collateral Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as Notes Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notification of sale shall be required by law, at least ten (10) days notification by mail to the applicable Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notification shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code. Notes Collateral Agent shall not be obligated to make any sale of Collateral regardless of notification of sale having been given. Notes Collateral Agent may adjourn any public sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that (A) the internet shall constitute a “place” for purposes of Section 9-610(b) of the Code and (B) to the extent notification of sale shall be required by law, notification by mail of the URL where a sale will occur and the time when a sale will commence at least ten (10) days prior to the sale shall constitute a reasonable notification for purposes of Section 9-611(b) of the Code. Each Grantor agrees that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and a Grantor is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the Code.

(b) Notes Collateral Agent is hereby granted a non-exclusive license or other right to use, without liability for royalties or any other charge, each Grantor’s Intellectual Property, including but not limited to, any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, and advertising matter, whether owned by any Grantor or with respect to which any Grantor has rights under license, sublicense, or other agreements (including any Intellectual Property License), as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of Notes Collateral Agent.

(c) [Reserved].

(d) Any cash held by Notes Collateral Agent as Collateral and all cash proceeds received by Notes Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in Section 27. In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Grantor shall remain jointly and severally liable for any such deficiency.

(e) Each Grantor hereby acknowledges that the Secured Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing Notes Collateral Agent shall have the right to an immediate writ of possession without notice of a hearing. Notes Collateral Agent shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by Notes Collateral Agent.

(f) Notes Collateral Agent may, in its sole and absolute discretion, from time to time, at the expense of Grantor make all such expenditures for the payment of taxes, insurance, storage and other expenses related to the Collateral and for remarketing, maintenance, modifications, refurbishments, repairs, replacements, alterations, additions and improvements to and of the Collateral, as it may deem proper. In each such case, Notes Collateral Agent shall have the right to maintain, use, operate, store, lease, control or manage the Collateral and to exercise all rights and powers of Grantor relating to the Collateral in connection therewith, as Notes Collateral Agent shall deem appropriate, including the right to enter into any and all such agreements with respect to the maintenance, modification, refurbishment, insurance, use, operation, storage, leasing, control, management or disposition of the Collateral or any part thereof as Notes Collateral Agent may determine; and Notes Collateral Agent shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of the Collateral and every part thereof. Grantor shall pay on demand, and any such tolls, rents, revenues, issues, income, products and profits may be applied to pay, all expenses incurred by Notes Collateral Agent in connection with the foregoing and any and all other expenses of possession, use, operation, storage, leasing, control, management or disposition of the Collateral, and of all maintenance, modification, refurbishment, repairs, replacements, alterations, additions and improvements, and all payments which Notes Collateral Agent may be required or may elect, to make, if any, for Taxes, insurance, storage or other charges assessed against or otherwise imposed upon the exercise of any rights under any of the Secured Documents or the Collateral or any part thereof (including the employment of agents for the remarketing of the Collateral for sale or lease, and appraisers, technicians, engineers and accountants to examine, inspect and make reports upon the properties and books and records of Grantor), and all other payments which Notes Collateral Agent or any Secured Party may be required or authorized to make under any provision of this Agreement, as well as just and reasonable compensation for the services of Notes Collateral Agent, and of all Persons engaged or employed by Notes Collateral Agent.

(g) The Notes Collateral Agent shall exercise rights and remedies and sell the Collateral under the Secured Documents only at the direction of the holders of a majority in the aggregate principal amount of the Secured Obligations outstanding at the time of such action delivered in accordance with the applicable provisions of the Indenture, including without limitation, after such holders have provided indemnity and security satisfactory to the Trustee and the Notes Collateral Agent for any losses, liabilities and expenses that may be incurred in connection therewith; provided that if the Notes Collateral Agent shall not have received appropriate instructions within 10 days of a request from the applicable Secured Parties (or such shorter period as reasonably may be specified in such request or as may be necessary under the circumstances), it may, but shall be under no duty to take or refrain from taking such action as it shall deem to be in the best interests of the Secured Parties and the Notes Collateral Agent shall have no liability to any Person for such action or inaction.

18. Remedies Cumulative. Each right, power, and remedy of Notes Collateral Agent, or any Secured Party as provided for in this Agreement or the other Secured Documents now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or the other Secured Documents now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Notes Collateral Agent, or any Secured Party, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Notes Collateral Agent or such Secured Party of any or all such other rights, powers, or remedies.

19. Marshaling. Notes Collateral Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Notes Collateral Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

20. Indemnity and Expenses.

(a) Each Grantor agrees to indemnify Notes Collateral Agent and the Secured Parties from and against all claims, lawsuits and liabilities (including reasonable attorneys fees) growing out of or resulting from this Agreement (including enforcement of this Agreement) or any other Secured Document to which such Grantor is a party in accordance with and to the extent set forth in Section 7.07 of the Indenture and any corresponding provision in any Additional Pari Passu Agreement. This provision shall survive the termination of this Agreement and the Indenture and the repayment of the Secured Obligations.

(b) Grantors, jointly and severally, shall, in accordance with and to the extent set forth in the Indenture, pay to Notes Collateral Agent all the Secured Party expenses which Notes Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Secured Documents, (iii) the exercise or enforcement of any of the rights of Notes Collateral Agent hereunder or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

21. Merger, Amendments; Etc. THIS AGREEMENT, TOGETHER WITH THE OTHER SECURED DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Notes Collateral Agent, subject to any consent required in accordance with Article IX of the Indenture and corresponding provisions of each Additional Pari Passu Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Notes Collateral Agent and each Grantor to which such amendment applies.

22. Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to Notes Collateral Agent at its address specified in the Indenture, and to any of the Grantors at the address specified for EAC in the Indenture and all notices to any Additional Pari Passu Agent shall be given to it at the address set forth in the related Additional Pari Passu Joinder Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

23. Continuing Security Interest; Assignments under Secured Documents.

(a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Secured Obligations have been paid in full in accordance with the provisions of the Secured Documents and any commitments thereunder have expired or have been terminated, (ii) be binding upon each Grantor, and their respective successors and assigns, and (iii) inure to the benefit of, and be enforceable by, Notes Collateral Agent, and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Secured Party may, in accordance with the provisions of the Indenture or the applicable Additional Pari Passu Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Indenture or the applicable Additional Pari Passu Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise. Subject to clause (b) below, (i) the Liens securing the Notes and the Obligations thereunder and under the Indenture and each other Security Document will be released, in whole or in part, as provided in Section 10.3 of the Indenture and (b) the Liens securing Other Pari Passu Lien Obligations of any series will be released, in whole or in part, as provided in the Additional Pari Passu Agreement governing such obligations. Upon such release or any release of Collateral or any part thereof in accordance with the provisions of each Secured Document, the Notes Collateral Agent shall, upon the written request and at the sole cost and expense of the Grantors, assign, transfer and deliver to Grantors, against receipt and without recourse to or warranty by the Notes Collateral Agent, such of the Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Notes Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper documents and instruments (including UCC-3 termination financing statements or releases) acknowledging the termination hereof or the release of such Collateral, as the case may be; provided, however, that such Grantor shall have delivered to the Notes Collateral Agent, together with such written request for release, a form of release for execution by the Notes Collateral Agent, an Officers’ Certificate of such Grantor to the effect that the transaction is in compliance with the Secured Documents (on which the Notes Collateral Agent may conclusively rely) and such other supporting documentation as the Notes Collateral Agent may reasonably request. No transfer or renewal, extension, assignment, or termination of this Agreement or of the Indenture, any other Secured Document, or any other instrument or document executed and delivered by any Grantor to Notes Collateral Agent, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by Notes Collateral Agent, nor any other act of the Secured Parties, shall release any Grantor from any obligation hereunder, except a termination, release or discharge executed in writing by Notes Collateral Agent in accordance with the provisions of the Secured Documents. Notes Collateral Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Notes Collateral Agent and then only to the extent therein set forth. A waiver by Notes Collateral Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Notes Collateral Agent would otherwise have had on any other occasion.

(b) Each Grantor agrees that, if any payment made by any Grantor or other Person and applied to the Secured Obligations is at any time annulled, avoided, set, aside, rescinded,

invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by Notes Collateral Agent or any other Secured Party to such Grantor, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing clause (a), such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

24. Survival. All representations and warranties made by the Grantors in this Agreement and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the purchasing of the Notes, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Notes Collateral Agent or any Secured Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest or any other amount payable under the Secured Documents is outstanding and unpaid.

25. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.

(a) THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GRANTOR AND AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 25(b).

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH GRANTOR AND AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY

CLAIMS (EACH A “CLAIM”). EACH GRANTOR AND AGENT REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d) EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(e) NO CLAIM MAY BE MADE BY ANY GRANTOR AGAINST THE AGENT, ANY OTHER SECURED PARTY, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH, AND EACH GRANTOR HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

26. New Subsidiaries. If, after the date hereof, pursuant to Section 4.20 of the Indenture and/or any corresponding provision of any Additional Pari Passu Agreement, any Subsidiary (whether by acquisition or creation) of any Grantor is required to enter into this Agreement, each applicable Grantor shall cause such Subsidiary to become a party hereto by executing and delivering in favor of Notes Collateral Agent a Joinder to this Agreement in substantially the form of Annex 1. Upon the execution and delivery of Annex 1 by any such new Subsidiary, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor hereunder.

27. Application of Proceeds.

(a) The Notes Collateral Agent shall, subject to the Intercreditor Agreement, apply the proceeds of any collection or sale of Collateral (as such term is defined in the Indenture), including any Collateral consisting of cash, in the following order of priority:

(i) first, to amounts owing to the Notes Collateral Agent in its capacity as such in accordance with the terms of the Indenture, to amounts owing to the Trustee in its capacity as such in accordance with the terms of the Indenture and to amounts owing to any Additional Pari Passu Agent in its capacity as such in accordance with the terms of the applicable Additional Pari Passu Agreement;

(ii) second, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the respective amounts of the Secured Obligations) owed to them on the date of any such distribution; and

(iii) third, to the Issuer and/or other persons entitled thereto.

(b) If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 27.

(c) In making the determinations and allocations required by this Section 27, the Notes Collateral Agent may conclusively rely upon information supplied by the Trustee or Additional Pari Passu Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations, and the Notes Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Notes Collateral Agent pursuant to this Section 27 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Notes Collateral Agent shall have no duty to inquire as to the application by any Additional Pari Passu Agent of any amounts distributed to it.

(d) Notwithstanding the foregoing and the pari passu nature of all the Secured Obligations under the Notes and the Additional Notes, on the one hand, and the other Other Pari Passu Lien Obligations, on the other hand, in the event of any determination by a court of competent jurisdiction that (i) any of such other Other Pari Passu Lien Obligations are unenforceable under applicable law or are subordinated to any other obligations, (ii) any of such other Other Pari Passu Lien Obligations do not have an enforceable security interest in any of the Collateral (as such term is defined in the Indenture) and/or (iii) any intervening security interest exists securing any other obligations (other than obligations under the Notes, the Additional Notes or other series of Other Pari Passu Lien Obligations) on a basis ranking prior to the security interest of such other Other Pari Passu Lien Obligations but junior to the security interest of the obligations under the Notes and the Additional Notes (any such condition referred to in the foregoing clauses (i), (ii) or (iii) with respect to any such Other Pari Passu Lien Obligations, an “Impairment” of such other Other Pari Passu Lien Obligations), the results of such Impairment shall be borne solely by the holders of such other Other Pari Passu Lien Obligations, and the rights of the holders of such other Other Pari Passu Lien Obligations (including, without limitation, the right to receive distributions in respect of such Other Pari Passu Lien Obligations) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of such other Other Pari Passu Lien Obligations subject to such Impairment. Notwithstanding the foregoing, with respect to any Collateral (as such term is defined in the Indenture) for which a third party (other than a holder of Other Pari Passu Lien Obligations) has a lien or security interest that is junior in priority to the security interest of the holders of the Notes and the Additional Notes but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of the holder of any other Other Pari Passu Lien Obligations (such third party, an “Intervening Creditor”), the value of any Collateral (as defined in the Indenture) or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Collateral (as defined in the Indenture) or proceeds to be distributed in respect of the other Other Pari Passu Lien Obligations with respect to which such Impairment exists.

28. Notes Collateral Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Notes Collateral Agent” shall be a reference to Notes Collateral Agent, for the benefit of the Secured Parties.

Notes Collateral Agent shall be responsible only for the performance of such duties as are expressly set forth herein and no implied covenants, functions or responsibilities shall be read into this Security Agreement or otherwise exist against Notes Collateral Agent. Notes Collateral Agent shall not be responsible for any action taken or not taken by it under this Agreement or with respect to any Security Documents at the request or direction of any Secured Party.

While it has no duty under this Agreement to do so, pursuant to any applicable law, each Grantor authorizes Notes Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as may be necessary or as Notes Collateral Agent may determine appropriate to perfect the security interests of Notes Collateral Agent under this Agreement.

Notwithstanding anything to the contrary herein, the following provisions shall govern Notes Collateral Agent’s rights, powers, obligations and duties under this Agreement:

(a) Notwithstanding anything herein to the contrary, in no event shall Notes Collateral Agent have any obligation to inquire or investigate as to the correctness, veracity, or content of any instruction pursuant to any other Security Document. In no event shall Notes Collateral Agent have any liability in respect of any such instruction received by it and relied on with respect to any action or omission taken pursuant thereto.

(b) With respect to Notes Collateral Agent’s duties under this Security Agreement or any of the Security Documents, Notes Collateral Agent may act through its attorneys, accountants, experts and such other professionals as Notes Collateral Agent deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.

(c) Neither Notes Collateral Agent nor any of its experts, officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it under or in connection with this Agreement or any of the Security Documents (except for its gross negligence or willful misconduct), or (ii) responsible in any manner for any recitals, statements, representations or warranties (other than its own recitals, statements, representations or warranties) made in this Agreement or any of the other Security Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Notes Collateral Agent under or in connection with, this Agreement or any of the Security Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Security Agreement or any of the Security Documents or for any failure of the Grantors or any other Person to perform their obligations hereunder and thereunder. Notes Collateral Agent shall not be under any obligation to any Person to ascertain or to inquire as to (i) the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Security Documents or to inspect the properties, books or records of the Grantors, (ii) whether or not any representation or warranty made by any Person in connection with this Agreement or any Security Documents is true, (iii) the performance by any Person of its obligations under this Agreement or any of the Security Documents or (iv) the breach of or default by any Person of its obligations under this Agreement or any of the Security Documents.

(d) Notes Collateral Agent shall not be bound to (i) account to any Person for any sum or the profit element of any sum received for its own account; (ii) disclose to any other Person any information relating to the Person if such disclosure would, or might, constitute a breach of any law or regulation or be otherwise actionable at the suit of any Person; (iii) be under any fiduciary duties or obligations other than those for which express provision is made in this Security Agreement or in any of the other Security Documents to which it is a party; or (iv) be required to take any action that it believes, based on advice of counsel, is in conflict with any applicable law, this Agreement or any of the other Security Documents, or any order of any court or administrative agency;

(e) Notes Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by Notes Collateral Agent in good faith, except to the extent of Notes Collateral Agent’s gross negligence or willful misconduct.

(f) Notes Collateral Agent shall not be responsible for, nor incur any liability with respect to, (i) the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the security interest in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part under this Agreement or any of the other Security Documents, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of Notes Collateral Agent, (ii) the validity or sufficiency of the Collateral or any agreement or assignment contained therein, (iii) the validity of the title of the Grantors to the Collateral, (iv) insuring the Collateral or (v) the payment of taxes, charges or assessments upon the Collateral or otherwise as to the maintenance of the Collateral.

(g) Notwithstanding anything in this Agreement or any of the Security Documents to the contrary, (i) in no event shall Notes Collateral Agent or any officer, director, employee, representative or agent of Notes Collateral Agent be liable under or in connection with this Agreement or any of the Security Documents for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits or loss of opportunity, whether or not foreseeable, even if Notes Collateral Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought; and (ii) Notes Collateral Agent shall be afforded all of the rights, powers, immunities and indemnities set forth in this Agreement in all of the other Security Documents to which it is a signatory as if such rights, powers, immunities and indemnities were specifically set out in each such Security Documents. In no event shall Notes Collateral Agent be obligated to invest any amounts received by it hereunder.

(h) Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any of the other Security Documents (i) if such action would, in the reasonable opinion of Notes Collateral Agent (which may be based on the opinion of legal counsel), be contrary to applicable law or any of the Security Documents or any other agreement referred to herein or therein, (ii) if such action is not provided for in this Agreement or any of the other Security Documents or the Intercreditor Agreement or the Indenture, (iii) if, in connection with the taking of any such action hereunder or under any of the Security Documents that would constitute an exercise of remedies hereunder or under any of the Security Documents it shall not first be indemnified to its satisfaction by the Holders against any and all risk of nonpayment, liability and expense that may be incurred by it, its agents or its counsel by reason of taking or continuing to take any such action, or (iv) if, notwithstanding anything to the contrary contained in this Agreement, in connection with the taking of any such action that would constitute a payment due under any agreement or document, it shall not first have received from the Holders or the Grantors funds equal to the amount payable. Notes Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Security Agreement or any of the other Security Documents in accordance with a request of the Directing Creditors or, prior to an Event of Default (or an event of default under any Other Pari Passu Lien Obligations), the requisite percentage of Holders or Secured Parties in accordance with the Indenture in respect of Holders and each other applicable Secured Document in the case of each other Secured Party, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the other Holders, Secured Parties and the Trustee.

(i) Notes Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Default unless and until Notes Collateral Agent has received a written notice or a certificate from the Grantors stating that a Default has occurred. Notes Collateral Agent shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether a Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it. No provision of this Security Agreement, the Intercreditor Agreement or any of the Security Documents shall require Notes Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Security Agreement, any of the other Security Documents or the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability including an advance of moneys necessary to perform work or to take the action requested is not reasonably assured to it, Notes Collateral Agent may decline to act unless it receives indemnity satisfactory to it in its sole discretion, including an advance of moneys necessary to take the action requested. Notes Collateral Agent shall be under no obligation or duty to take any action under this Security Agreement or any of the other Security Documents or otherwise if taking such action (i) would subject Notes Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require Notes Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified.

(i) Any corporation into which Notes Collateral Agent may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which Notes Collateral Agent shall be a party, shall become an Notes Collateral Agent under this Security Agreement without the execution or filing of any paper or any further act on the part of the parties hereto except for written notice to the other parties hereto.

(j) Notes Collateral Agent may resign as Notes Collateral Agent at any time upon thirty days prior written notice to the Holders, Trustee and the Grantors and may be removed at any time with or without cause by the holders of a majority in the aggregate principal amount of the outstanding Secured Obligations, with any such resignation or removal to become effective only upon the appointment of a successor Notes Collateral Agent under this Section. If Notes Collateral Agent shall provide notice of its resignation or be removed as Notes Collateral Agent, then the holders of a majority in the aggregate principal amount of the outstanding Secured Obligations or EAC may (and if no such successor shall have been appointed within 45 days of Notes Collateral Agent’s resignation or removal, Notes Collateral Agent or EAC may) appoint a successor Notes Collateral Agent which successor agent shall, in the case of any appointment by Notes Collateral Agent, be reasonably acceptable to the holders of a majority in the aggregate principal amount of the outstanding Secured Obligations or shall satisfy the requirements of Section 7.08 of the Indenture, and the former Notes Collateral Agent’s rights, powers and duties as Notes Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Notes Collateral Agent (except that the resigning Notes Collateral Agent shall deliver all Collateral then in its possession to the successor Notes Collateral Agent and shall execute and deliver to the successor Notes Collateral Agent such instruments of assignment and transfer and other similar documents as such successor Notes

Collateral Agent shall deem necessary or advisable (at the joint and several expense of the Grantors). After any retiring Notes Collateral Agent’s resignation or removal hereunder as Notes Collateral Agent, the provisions of this Security Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Notes Collateral Agent. In the event that a successor Notes Collateral Agent is not appointed within the time period specified in this Section following the provision of a notice of resignation or removal of Notes Collateral Agent, Notes Collateral Agent, EAC or any other Secured Party representing at least 10% of the principal amount of the Obligations may petition a court of competent jurisdiction for the appointment of a successor Notes Collateral Agent (at the joint and several expense of the Grantors).

(k) Neither Notes Collateral Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it (except as expressly provided herein) and no act by Notes Collateral Agent hereafter taken, including any review of the Grantors, shall be deemed to constitute any representation or warranty by Notes Collateral Agent to any Secured Party. Each Secured Party will, independently and without reliance upon Notes Collateral Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Grantors. Except for notices, reports and other documents expressly required to be furnished to Notes Collateral Agent hereunder, Notes Collateral Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Grantors which may come into the possession of Notes Collateral Agent or any of its officers, directors, employees, agents or attorneys-in-fact.

(l) In the event that Notes Collateral Agent is requested to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, which in Notes Collateral Agent’s sole discretion may cause Notes Collateral Agent to be considered an “owner or operator” under any environmental laws or otherwise cause Notes Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, Notes Collateral Agent reserves the right to not follow such direction, to resign as Notes Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. Notes Collateral Agent shall not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of Notes Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment. Neither the Trustee nor Notes Collateral Agent shall be responsible for any loss incurred by Notes Collateral Agent’s refusal to take actions to acquire title or other actions that may result in it being considered an “owner or operator”.

EAC shall indemnify Notes Collateral Agent (which for purposes of this Section 28 shall include its officers, directors, stockholders, employees and agents) against any and all claims, damage, losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Security Agreement, including the costs and expenses of enforcing this Agreement against EAC (including this Section 28) and defending itself against any claim (whether asserted by EAC or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, claim, damage, liability or expense has been determined in a final non-appealable decision of a court of competent jurisdiction to have been caused by its own gross negligence or willful misconduct. Notes Collateral Agent shall notify EAC promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity. Failure by Notes Collateral Agent to so notify EAC shall not relieve EAC of their obligations hereunder. EAC shall defend the claim and Notes Collateral Agent shall cooperate in the defense. Notes Collateral Agent may have separate counsel and EAC shall pay the reasonable fees and expenses of such counsel only if the defendants in any such action include both EAC and Notes Collateral Agent and Notes Collateral Agent shall have reasonably concluded that a conflict may arise between the positions of EAC and Notes Collateral Agent in conducting the defense of any such action or that there may be legal defenses available to it which are different from or additional to those available to EAC. EAC need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The obligations of EAC under this Section 28 shall survive the satisfaction and discharge or termination for any reason of the Indenture or the resignation or removal of Notes Collateral Agent.

In addition, and without prejudice to the rights provided to Notes Collateral Agent under any of the provisions of this Agreement, when Notes Collateral Agent incurs expenses or renders services after an Event of Default specified in Section 17 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Code.

Wilmington is entering into this Agreement not in its individual capacity, but solely in its capacity as collateral agent under the Indenture, and shall not be personally liable hereunder in its individual capacity except for its own gross negligence or willful misconduct. In the performance of its duties and obligations hereunder, Wilmington shall be entitled to all of the rights, privileges and immunities afforded it in the Indenture.

29. Miscellaneous.

(a) This Agreement is a Security Document. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Security Document mutatis mutandis.

(b) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(c) Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

(d) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Secured Party or any Grantor, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

30. Other Pari Passu Lien Obligations. On or after the Issue Date, the Issuer may from time to time designate additional obligations as Other Pari Passu Lien Obligations by delivering to the Notes Collateral Agent, the Trustee and each Additional Pari Passu Agent (a) an Officer’s Certificate signed by the chief financial officer of the Issuer (i) identifying the obligations so designated and the aggregate principal amount or face amount thereof, stating that such obligations are designated as “Other Pari Passu Lien Obligations” for purposes of this Agreement, each other Security Document and the Intercreditor Agreement, (ii) representing that such designation complies with the terms of the Indenture and each then extant Additional Pari Passu Agreement and (iii) specifying the name and address of the Additional Pari Passu Agent for such obligations (if other than the Trustee) and (b) except in the case of Additional Notes, a fully executed Additional Pari Passu Joinder Agreement.

31. Voting as a Single Class. The Holders of a majority in aggregate principal amount of the Notes and of any Other Pari Passu Lien Obligations, voting as one class, will have the right to direct the Notes Collateral Agent upon the occurrence of an Event of Default or an “event of default” under and as defined in the documentation governing any Other Pari Passu Lien Obligations (the “Directing Creditors”) to foreclose on, or exercise its other rights with respect to the Collateral (or exercise other remedies specified in any Secured Document with respect to the Collateral); provided that, in the case of the Holders of the Notes, the Trustee may exercise that right on behalf of the Holders of the Notes, in accordance with the Indenture. Any action taken or not taken in accordance with the Indenture or any other Secured Documents by the Notes Collateral Agent without the vote of any Holder of Notes or holder of Other Pari Passu Lien Obligations will nevertheless be binding.

32. Applicable Authorized Representative. As between the Notes Collateral Agent and any agents or other authorized representatives for any Other Pari Passu Lien Obligations, the Applicable Authorized Representative will have the right to direct foreclosures and take other actions with respect to the Collateral and the other agent or authorized representative shall have no right to take actions with respect to such Collateral.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:	ERICKSON AIR-CRANE INCORPORATED, a Delaware corporation

	By:	/s/
Name:
Title:

EAC ACQUISITION CORPORATION, a Delaware corporation

	By:	/s/
Name:
Title:

EVERGREEN HELICOPTERS, INC., an Oregon corporation

	By:	/s/
Name:
Title:

EVERGREEN HELICOPTERS OF ALASKA, INC., an Alaska corporation

	By:	/s/
Name:
Title:

EVERGREEN HELICOPTERS INTERNATIONAL, INC., a Texas corporation

	By:	/s/
Name:
Title:

[SIGNATURE PAGE TO SECURITY AGREEMENT]

EVERGREEN EQUITY, INC., a Nevada corporation

By:	/s/
Name:
Title:

EVERGREEN UNMANNED SYSTEMS, INC., a Delaware corporation

By:	/s/
Name:
Title:

[SIGNATURE PAGE TO SECURITY AGREEMENT]

NOTES COLLATERAL AGENT:	WILMINGTON TRUST, NATIONAL ASSOCIATION, as Notes Collateral Agent

	By:	/s/
Name:
Its Authorized Signatory

[SIGNATURE PAGE TO SECURITY AGREEMENT]